EXHIBIT 99.1

For Immediate Release

NOT FOR DISTRIBUTION TO U.S. NEWS WIRE SERVICES OR FOR DISSEMINATION IN THE U.S.

SDI Announces Debenture Offerings

FITCHBURG, Mass.- October 18, 2016 (TSX-V:SDZ) (OTCBB:SDEV) – Security Devices International Inc. (“SDI” or the “Company”) announced today that it intends to seek financing of up to USD $1,500,000 from the sale of senior secured convertible debentures (the “Senior Secured Debentures”). It is a condition of the offering that not less than 80% of SDI’s outstanding unsecured debentures (the “Unsecured Debentures”) are exchanged for debentures (the “Subordinate Secured Debentures”) described below, unless otherwise agreed by investors in the Senior Secured Debentures.

The issuance of Senior Secured Debentures and Subordinate Secured Debentures are non-brokered private placements. Subject to all applicable securities laws, the Company may pay, to persons who are instrumental in arranging accepted subscription agreements, cash compensation equal to 2% of the principal amount of the Subordinate Secured Debentures and Senior Secured Debentures arranged by such persons.

The net proceeds from the sale of Senior Secured Debentures will be used to purchase product technology, to make capital investments in appropriate licenses for operational purposes, to expand the Company’s salesforce and for working capital purposes.

The closing of the Senior Secured Debenture offering and the Subordinate Secured Debenture offering is conditional upon receipt of all required regulatory approvals (including approval of the TSX Venture Exchange).

The Subordinate Secured Debentures have not been and will not be registered under the Securities Act of 1933 (the “U.S. Act”). Except to the extent permitted by the U.S. Act, the Subordinate Secured Debentures may not be offered or sold in the United States and this news release does not constitute an offer to sell or a solicitation of an offer to buy any of the Subordinate Secured Debentures within the United States or to U.S. persons.

Subordinate Secured Debentures

Subordinate Secured Debentures may only be purchased in exchange for Unsecured Debentures valued at the amount owing under those Unsecured Debentures at the time of closing (including both principal and accrued interest). If the value of the Unsecured Debentures delivered in payment for Subordinate Secured Debenture is not a whole multiple of CAD $1,000, the number of Subordinate Secured Debentures issued to a subscriber will be rounded down to the nearest whole number and the Subscriber will receive a cash payment equal to the balance remaining.

The Subordinate Secured Debentures will mature 30 months following issuance and will bear interest at 12% per annum payable semi-annually. The Subordinate Secured Debentures will be secured against the undertaking, property and assets of SDI and they will be subordinate to the security for the Senior Secured Debentures. The Subordinate Secured Debentures are convertible into common shares of SDI at a conversion price equal to the conversion price of the Senior Secured Debentures, but in any event no more than USD $0.24.

The Company may redeem some or all of the Subordinate Secured Debentures at any time upon 30 days written notice and upon payment of the principal plus accrued interest and bonus interest. If the Subordinate Secured Debentures are redeemed within the first 12 months, bonus interest will equal 100% of the additional interest which would have been earned on those Subordinate Secured Debentures until maturity. Thereafter the bonus interest will be equal to 50% of the additional interest which would have been earned on those Subordinate Secured Debentures until maturity.

If there is a change of control, the holders of Subordinate Secured Debentures may elect to require the Company to redeem their debentures for an amount equal to the principal plus accrued interest and an additional payment. The additional payment will be equal to the greater of (a) 100% of the additional interest which would have been earned on those Subordinate Secured Debentures until maturity, and (b) the amount the holders of those Subordinate Secured Debentures would have received as a result of the change of control had those Subordinate Secured Debentures been converted into common shares of the Company immediately prior to the change of control. A change of control shall be deemed to have occurred if any person, or group of persons acting in concert, acquires beneficial ownership or control of more than 50% of the issued and outstanding common shares of the Company (including a change of control arising out of a take-over bid, private placement, merger or other transaction).

Senior Secured Debentures

Concurrent with the offering of Subordinate Secured Debentures for Unsecured Debentures, the Company is seeking to raise up to USD $1,500,000 from the sale of Senior Secured Debentures. It is a condition of closing the offering of Senior Secured Debentures that not less than 80% of the Unsecured Debentures are exchanged for Subordinate Secured Debentures, unless otherwise agreed by the investors in Senior Secured Debentures.

The Senior Secured Debentures will be reserved for investors who loan new money to the Company. The terms under which new money will come into the Company are under negotiation. However, the Company expects that the Senior Secured Debentures will be on substantially the same terms as the Subordinate Secured Debentures except that the Senior Secured Debentures will be denominated in US dollars and that the Senior Secured Debentures will bear interest at 10% per annum.

The Senior Secured Debentures will be secured by the same undertaking, property and assets which secure the Subordinate Secured Debentures but the security for the Senior Secured Debentures will rank ahead of the security for the Subordinate Secured Debentures.

SDI expects that one or more purchasers of Senior Secured Debentures may be a related party of SDI for the purposes of Multilateral Instrument 61-101 ("MI 61-101"). The Company is exempt from the formal valuation requirement and shareholder approval requirement of MI 61-101, as described in more detail in the material change report to be filed in connection with this private placement. Having regard to these exemptions and the Company’s desire to close the private placement as soon as possible, the Company believes that it is reasonable to close the private placement less than 21 days after the date of this news release.

The Senior Secured Debentures have not been and will not be registered under the Securities Act of 1933 (the “U.S. Act”). This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the Senior Secured Debentures.

Unsecured Debentures

The Unsecured Debentures were issued in August 2014 and come due on August 6, 2017. They are unsecured, bear interest at 12% per annum and are convertible into common shares of the Company at $0.50 per share. There are currently CAD $1,549,000 of Unsecured Debentures outstanding.

About Security Devices International Inc.

SDI is a defense technology company specializing in the sale of innovative, next generation non-lethal ammunition. The Company’s solutions are a safer alternative to conventional crowd control devices currently in the marketplace, such as beanbags, batons, as well as plastic, wood and rubber bullets. SDI is currently deploying their family of non-lethal munitions to law enforcement, correctional services and homeland security agencies across the globe.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release constitute forward-looking statements. These statements relate to future events or SDI’s future performance and include the use of proceeds from the sale of Senior Secured Debentures and the expectation that one or more purchasers of Senior Secured Debentures may be related parties. All such statements involve substantial known and unknown risks, uncertainties and other factors which may cause the actual results to vary from those expressed or implied by such forward-looking statements. Although SDI intends to use the net proceeds from the sale of Senior Secured Debentures as stated, the Company may reallocate those proceeds for sound business reasons. The Company has not received a subscription from any related party and there is no assurance that such a subscription will be received. Forward-looking statements involve significant risks and uncertainties, they should not be read as guarantees of future performance or results, and they will not necessarily be accurate indications of whether or not such results will be achieved. Actual results could differ materially from those anticipated due to a number of factors and risks. Although the forward-looking statements contained in this news release are based upon what management of SDI believes are reasonable assumptions on the date of this news release, SDI cannot assure investors that actual results will be consistent with these forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof and SDI disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required under applicable securities regulations.

NEITHER TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

CONTACT:
Security Devices International Inc.
Dean Thrasher, 905-582-6402 ext 104
President & CEO
www.securitydii.com